Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-33555, 333-29725 and 333-54017 of CommScope, Inc. and subsidiary on Form S-8 of our report dated June 9, 1999, appearing in and incorporated by reference in this Annual Report on Form 11-K of CommScope, Inc. of North Carolina Employees Profit Sharing and Savings Plan for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Hickory, North Carolina
June 28, 1999